UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2004

PLAINS EXPLORATION & PRODUCTION COMPANY

(Exact name of registrant as specified in charter)

Delaware	33-0430755
(State of Incorporation)	(I.R.S. Employer Identification No.)

001-31470

(Commission File No.)

700 Milam, Suite 3100

Houston, Texas 77002

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (832) 239-6000

Plains Exploration & Production Company

Page #
Item 7. Financial Statements and Exhibits	1

Signatures	11

i

Item 7. Financial Statements and Exhibits

(b) (1) Pro forma Financial Information

PLAINS EXPLORATION & PRODUCTION COMPANY

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined statements of income present the pro forma effect of:

•	the merger of Plains Exploration & Production Company (“Plains”) and Nuevo Energy Company (“Nuevo”) on May 14, 2004;

•	the repurchase of Nuevo’s 9 3/8% Senior Subordinated Notes due 2010 (the “9 3/8 % Notes”) on June 29, 2004;

•	the redemption of Nuevo’s 5.75% Convertible Subordinated Debentures due December 15, 2026 (the “TECONs”) on June 29, 2004;

•	the issuance by Plains of $250 million Senior Notes (the “7.125% Notes”) on June 30, 2004;

•	the sale of Nuevo’s Congo operations on July 30, 2004;

•	Plains’ acquisition of 3TEC Energy Corporation (“3TEC”), which was completed on June 4, 2003; and

•	Plains’ issuance of $75 million of 8.75% Senior Subordinated Notes (the “8.75% Notes”) on May 30, 2003.

The unaudited pro forma combined statements of income for the six months ended June 30, 2004 and the year ended December 31, 2003 have been prepared based on the historical consolidated statements of income of Plains and Nuevo under the assumptions set forth in the accompanying footnotes. All of these transactions, except for the sale of Nuevo’s Congo operations, are reflected in Plains’ consolidated balance sheet at June 30, 2004. The sale of Nuevo’s Congo operations was consummated on July 30, 2004 and the fair value of such operations is included in Plains’ consolidated balance sheet at June 30, 2004 in the caption Assets Held for Sale.

On May 14, 2004, Plains acquired Nuevo in a stock for stock transaction. Plains issued 36.5 million shares of common stock to Nuevo shareholders and assumed Nuevo’s $150 million of 9 3/8% Notes, $140 million outstanding under Nuevo’s credit facility and $115 million of TECONs. Under the terms of the transaction, Nuevo stockholders received 1.765 shares of Plains common stock for each share of Nuevo common stock. This transaction has been accounted for using the purchase method of accounting. The effect of this transaction is reflected in the Nuevo Merger Adjustments column in the unaudited pro forma combined statements of income.

On June 29, 2004, Nuevo (a wholly owned subsidiary of Plains) completed the repurchase of all $150 million of its outstanding 9 3/8% Notes. Nuevo paid $1,150.08 per $1,000 principal amount of 9 3/8% Notes tendered (comprising the tender offer price of $1,107.16, plus accrued interest through June 29, 2004 of $22.92, plus the consent payment of $20.00). The tender offer and consent payment totaled $169.1 million.

On June 29, 2004, Nuevo completed the redemption of all outstanding $115 million aggregate principal amount of its TECONs for total consideration of $117.0 million.

On June 30, 2004 Plains completed the private placement under Rule 144A and Regulation S of the Securities Act of 1933 of $250 million in aggregate principal amount of ten year senior unsecured notes. The 7.125% Notes were issued at 99.478% and bear interest at 7.125% with a yield to maturity of 7.2%.

The repurchase of the 9 3/8 % Notes, the redemption of the TECONs and the issuance of the 7.125% Notes are referred to herein as the Recapitalization Transactions and are reflected in the Recapitalization Adjustments column in the unaudited pro forma combined statements of income.

On April 8, 2004 Nuevo, together with its wholly owned subsidiary Nuevo International Inc., entered into a definitive agreement to sell Nuevo’s operations offshore The Republic of Congo via the sale of the stock of Nuevo’s subsidiaries that hold the Congo properties. The transaction was consummated on July 30, 2004. The pro forma effects of that transaction on Nuevo’s historical consolidated statements of income is discussed in Note 2 to the pro forma combined financial statements.

The pro forma effects on Plains’ consolidated statement of income for the year ended December 31, 2003 of Plains’ acquisition of 3TEC, which was completed on June 4, 2003, and Plains’ issuance of $75 million of 8.75% senior subordinated notes on May 30, 2003 are presented in Note 5 to the pro forma combined financial statements.

The unaudited pro forma combined statement of income for the six months ended June 30, 2004 presents the pro forma effects of the merger of Plains and Nuevo, the Recapitalization Transactions and the sale of Nuevo’s Congo operations as though such transactions occurred on January 1, 2004. The unaudited pro forma combined statement of income for the year ended December 31, 2003 assume such transactions, together with Plains acquisition of 3TEC and the issuance of the 8.75% Notes occurred on January 1, 2003. Plains believes the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to such transactions.

Income from continuing operations for the six months ended June 30, 2004 and the year ended December 31, 2003 has been reduced by $22.7 million and $12.6 million, respectively, for losses on early extinguishment of debt. Approximately $19.7 million of the debt extinguishment loss in the 2004 period is related to the Recapitalization Transactions.

In February 2004 Nuevo redeemed the $75 million balance outstanding of its 9.5% Senior Subordinated Notes due June 1, 2008 at 104.75%. The redemption was funded by proceeds from real estate sales and bank debt. We estimate the redemption results in annual interest expense savings of approximately $6 million. The effect of the redemption is not reflected as a pro forma adjustment to the historical data. In addition, we have not reflected as an adjustment to the historical data annual cost savings of approximately $20 million that we expect to result from the merger with Nuevo.

The unaudited pro forma combined statements of income do not purport to represent what Plains results of operations would have been if such transactions had occurred on such dates. The unaudited pro forma combined statements of income should be read in conjunction with the Quarterly Report on Form 10-Q of Plains for the six months ended June 30, 2004, the Annual Report on Form 10-K of Plains for the year ended December 31, 2003 (as amended), the Consolidated Financial Statements of 3TEC included in Plains’ Registration Statement on Form S-4 (No. 333-108407) filed August 29, 2003, the Quarterly Report on Form 10-Q of Nuevo for the three months ended March 31, 2004 and the Annual Report on Form 10-K of Nuevo for the year ended December 31, 2003.

PLAINS EXPLORATION & PRODUCTION COMPANY

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

SIX MONTHS ENDED JUNE 30, 2004

(in thousands of dollars, except per share data)

	Plains Historical	Nuevo Adjusted January 1 to May 13, 2004	Nuevo Merger Adjustments		Combined Company Proforma Adjusted	Recapitalization Adjustments	Plains Proforma Adjusted
		(Note 2)	(Note 3)			(Note 6)
Revenues
Oil and gas revenues	$244,997	$135,756	$(2,594	)(a)	$378,159	$—	$378,159
Other operating revenues	734	(825)	2,594	(a)	2,503	—	2,503

	245,731	134,931	—		380,662	—	380,662

Costs and Expenses
Production expenses	79,928	58,222	—		138,150	—	138,150
Exploration costs	—	525	(525	)(b)	—	—	—
General and administrative	18,843	10,358	—		29,201	—	29,201
Stock appreciation rights	13,426	—	—		13,426	—	13,426
Merger related costs	1,045	50,826	(50,826	)(c)	1,045	—	1,045
Depreciation, depletion, amortization and accretion	48,435	25,016	— 20,188	(e)	93,639	355	93,994
Other	—	1,239	—		1,239	—	1,239

	161,677	146,186	(31,163)		276,700	355	277,055

Income from Operations	84,054	(11,255)	31,163		103,962	(355)	103,607
Other Income (Expense)
Interest expense	(15,537)	(8,352)	4,154	(f)	(19,735)	(978)	(20,713)
Gain (loss) on derivatives	(1,191)	(17,928)	—		(19,119)	—	(19,119)
Loss on early extinguishment of debt	(19,691)	(3,004)	—		(22,695)	—	(22,695)
Interest and other income (expense)	305	435	—		740	—	740

Income From Continuing Operations Before Income Taxes	47,940	(40,104)	35,317		43,153	(1,333)	41,820
Income tax benefit (expense)	(18,649)	21,071	(19,165	)(g)	(16,743)	517	(16,226)

Income From Continuing Operations	$29,291	$(19,033)	$16,152		$26,410	$(816)	$25,594

Earnings Per Share
Basic	$0.59	$(0.94)			$0.34		$0.33
Diluted	$0.58	$(0.92)			$0.34		$0.33
Average Shares Outstanding
Basic	49,925	20,285	6,582		76,792		76,792
Diluted	50,207	20,725	6,223		77,155		77,155

PLAINS EXPLORATION & PRODUCTION COMPANY

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

FOR THE YEAR ENDED ENDED DECEMBER 31, 2003

(in thousands of dollars, except per share data)

	Plains Pro forma	Nuevo Adjusted	Nuevo Merger Adjustments		Combined Company Proforma Adjusted	Recapitalization Adjustments	Plains Proforma Adjusted
	(Note 5)	(Note 2)	(Note 3)			(Note 6)
Revenues
Oil and gas revenues	$376,797	$327,203	$—		$704,000	$—	$704,000
Other operating revenues	888	1,362	—		2,250	—	2,250

	377,685	328,565	—		706,250	—	706,250

Costs and Expenses
Production expenses	118,205	149,296	—		267,501	—	267,501
Exploration costs	—	2,115	(2,115	)(b)	—		—
General and administrative	29,424	28,457	—		57,881	—	57,881
Stock appreciation rights	18,010	—	—		18,010	—	18,010
Gain on disposition of properties	—	(5,824)	4,551	(d)	(1,273)	—	(1,273)
Depreciation, depletion, amortization and accretion	64,999	64,963	65,445	(e)	195,407	711	196,118
Other	—	1,256	—		1,256	—	1,256

	230,638	240,263	67,881		538,782	711	539,493

Income from Operations	147,047	88,302	(67,881)		167,468	(711)	166,757
Other Income (Expense)
Interest expense	(27,075)	(36,405)	8,868	(f)	(54,612)	(2,484)	(57,096)
Gain (loss) on derivatives	(37,084)	(5,842)	—		(42,926)	—	(42,926)
Loss on early extinguishment of debt	—	(12,578)	—		(12,578)	—	(12,578)
Interest and other income (expense)	(100)	317	—		217	—	217

Income From Continuing Operations Before Income Taxes	82,788	33,794	(59,013)		57,569	(3,195)	54,374
Income tax benefit (expense)	(34,342)	(19,666)	30,002	(g)	(24,006)	1,332	(22,674)

Income From Continuing Operations	$48,446	$14,128	$(29,011)		$33,563	$(1,863)	$31,700

Earnings Per Share
Basic	$1.21	$0.73			$0.44		$0.41
Diluted	$1.20	$0.72			$0.44		$0.41
Average Shares Outstanding
Basic	40,190	19,355	17,131		76,676		76,676
Diluted	40,256	19,627	17,026		76,909		76,909

NOTE 1—BASIS OF PRESENTATION AND ACCOUNTING FOR THE TRANSACTIONS

The following unaudited pro forma combined statements of income present the pro forma effect of:

•	the merger of Plains Exploration & Production Company (“Plains”) and Nuevo Energy Company (“Nuevo”) on May 14, 2004;

•	the repurchase of Nuevo’s 9 3/8% Senior Subordinated Notes due 2010 (the “9 3/8 % Notes”) on June 29, 2004;

•	the redemption of Nuevo’s 5.75% Convertible Subordinated Debentures due December 15, 2026 (the “TECONs”) on June 29, 2004;

•	the issuance by Plains of $250 million Senior Notes (the 7.125% Notes) on June 30, 2004;

•	the sale of Nuevo’s Congo operations on July 30, 2004;

•	Plains’ acquisition of 3TEC Energy Corporation (“3TEC”), which was completed on June 4, 2003; and

•	Plains’ issuance of $75 million of 8.75% Senior Subordinated Notes (the “8.75% Notes”) on May 30, 2003.

The unaudited pro forma combined statements of income for the six months ended June 30, 2004 and the year ended December 31, 2003 have been prepared based on the historical consolidated statements of income of Plains and Nuevo under the assumptions set forth herein.

The effect of the merger of Plains and Nuevo is reflected in the Nuevo Merger Adjustments column in the unaudited pro forma combined statements of income. The repurchase of the 9 3/8 % Notes, the redemption of the TECONs and the issuance of the 7.125% Notes are referred to herein as the Recapitalization Transactions and are reflected in the Recapitalization Adjustments column in the unaudited pro forma combined statements of income.

The unaudited pro forma combined statement of income for the six months ended June 30, 2004 presents the pro forma effects of the merger of Plains and Nuevo, the Recapitalization Transactions and the sale of Nuevo’s Congo operations as though such transactions occurred on January 1, 2004. The unaudited pro forma combined statement of income for the year ended December 31, 2003 assume such transactions, together with Plains acquisition of 3TEC and the issuance of the 8.75% Notes occurred on January 1, 2003. Plains believes the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to such transactions.

The merger with Nuevo has been accounted for using the purchase method of accounting for business combinations. Under the purchase method of accounting, Nuevo’s assets and liabilities acquired or assumed are revalued and recorded at their estimated fair values.

Plains follows the full cost method of accounting for oil and gas properties while Nuevo follows the successful efforts method of accounting. Certain costs that are capitalized under the full cost method are expensed under the successful efforts method. These costs consist primarily of costs associated with unsuccessful exploration drilling, geological and geophysical costs and general and administrative costs associated with acquisition, exploration, exploitation and development activities. Under full cost accounting proceeds from the sale of oil and gas properties are reflected as reductions to capitalized costs unless such sales involve a significant change in the relationship between costs and the estimated value of proved reserves, in which case a gain or loss is recognized. Pro forma entries include the reclassification of certain of these items to conform Nuevo’s accounting to the full cost method.

NOTE 2—SALE OF NUEVO CONGO OPERATIONS

On April 8, 2004 Nuevo, together with its wholly owned subsidiary Nuevo International Inc., entered into a definitive agreement to sell Nuevo’s operations offshore The Republic of Congo via the sale of the stock of

Nuevo’s subsidiaries that hold the Congo properties. The sale was consummated on July 30, 2004. Nuevo’s historical income from continuing operations for the period from January 1 to May 13, 2004 and the year ended December 31, 2003 have been adjusted to reflect the sale of such operations effective January 1 of the period presented. Nuevo’s historical income from continuing operations for the period January 1 to May 13, 2004 was reduced by $1.0 million including amounts related to: revenues—$12.7 million, production expenses—$3.9 million, depreciation, depletion, amortization and accretion—$1.6 million and income tax expense—$6.2 million. Nuevo’s historical income from continuing operations for the year ended December 31, 2003 was reduced by $23.0 million including amounts related to: revenues—$42.8 million, production expenses—$10.5 million, depreciation, depletion, amortization and accretion—$5.8 million and income tax expense—$3.5 million.

NOTE 3—PRO FORMA ADJUSTMENTS RELATED TO THE MERGER

The unaudited pro forma statements of income include the following adjustments:

(a) Reclassification of certain Nuevo revenue/expense items to conform to the Plains presentation.

(b) Reflects the reversal of Nuevo historical exploration costs that are expensed under the successful efforts methods of accounting and are capitalized under the full cost method of accounting.

(c) Reflects the reversal of Nuevo’s merger-related costs. These costs include investment banking, legal, accounting, severance payments to Nuevo management and an $8.5 million non-cash charge related to restricted stock that vested as a result of the merger.

(d) Reflects the reversal of the gain on disposition of oil and gas properties and assets held for sale. Under full cost accounting, proceeds from the sale of oil and gas properties are accounted for as reductions to capitalized costs unless such sales involve a significant change in the relationship between costs and the estimated value of proved reserves, in which case a gain or loss is recognized. The remaining gain on disposition of property relates to sales of non-oil and gas properties.

(e) Adjusts depreciation, depletion, amortization and accretion expense based on the fair value allocated to oil and gas properties. Pro forma depreciation, depletion and amortization for the combined company is calculated using the unit of production method based on the oil and gas property costs, reserve volumes and future development and abandonment costs of the combined companies. The pro forma depreciation, depletion and amortization rate for oil and gas properties subject to amortization is $5.93 per barrel of oil equivalent. Accretion expense has been adjusted to reflect Plains’ credit adjusted risk free interest rate and other assumptions.

(f) Adjusts historical interest expense for the effect of debt assumed and incurred in connection with the merger and interest capitalized on oil and gas properties not subject to amortization of $4.2 million for the six months ended June 30, 2004 and $8.9 million for the year ended December 31, 2003.

(g) Reflects the adjustment of income tax expense based on a post-merger effective rate of approximately 39% (42% for the year ended December 31, 2003 including return to provision adjustments included in Plains’ historical income tax expense for the period).

NOTE 4—EARNINGS PER SHARE

Earnings per share for the six months ended June 30, 2004 and the year ended December 31, 2003 have been calculated based on the pro forma weighted average number of shares outstanding as follows (in thousands):

	Six Months Ended June 30, 2004	Year Ended December 31, 2003
Weighted average shares outstanding	49,925	33,321
Reverse effect of shares exchanged for Nuevo shares included above	(9,619)	—
Pro forma increase assuming 3TEC merger occurred January 1, 2003	—	6,869
Shares issued for Nuevo common shares	36,486	36,486

Pro forma basic shares outstanding	76,792	76,676
Plains restricted shares	282	148
Nuevo options	81	85

Pro forma diluted shares outstanding	77,155	76,909

NOTE 5—PLAINS PRO FORMA RESULTS OF OPERATIONS

Plains’ pro forma results of operations included in the accompanying unaudited pro forma statement of income for the the year ended December 31, 2003 include the effect of the following:

•	Plains acquisition of 3TEC Energy Corporation which was completed on June 4, 2003; and

•	Plains issuance of $75 million of 8.75% senior subordinated notes on May 30, 2003.

On June 4, 2003 Plains acquired 3TEC for approximately $312.9 million in cash and common stock plus $90.0 million to retire outstanding debt and $14.7 million to retire outstanding 3TEC preferred stock. Under the terms of the agreement 3TEC stockholders received $8.50 in cash and 0.85 shares of our common stock for each share of 3TEC common stock. This transaction has been accounted for using the purchase method of accounting. The effect of this transaction is reflected in the 3TEC Merger Adjustments in the unaudited pro forma consolidated statements of income.

The unaudited pro forma combined statement of income for the year ended December 31, 2003 assumes the 3TEC merger transactions and the $75 million notes offering occurred on January 1, 2003. Plains believes the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to such transactions.

PLAINS EXPLORATION & PRODUCTION COMPANY

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2003

(in thousands of dollars, except per share data)

	Plains Historical	Offering Adjustments		Plains Pro Forma Offering	3TEC (4) Historical	Merger Adjustments		Plains Pro Forma Adjusted
Revenues
Oil, gas and plant revenues	$303,202	$—		$303,202	$73,664	$(69	)(5)	$376,797
Gain (loss) on sale of properties	—	—		—	72	(72	)(10)	—
Gain (loss) on derivatives	—	—		—	(37,931)	37,931	(12)	—
Other operating revenues	888	—		888	59	(59	)(12)	888

	304,090	—		304,090	35,864	37,731		377,685

Costs and Expenses
Production expenses	104,819	—		104,819	13,386	—		118,205
Geological and geophysical	—	—		—	5,023	(5,023	)(10)	—
Dry hole and impairments	—	—		—	2,198	(2,198	)(10)	—
General and administrative	25,148	—		25,148	4,539	(263	)(10)	29,424
Stock appreciation rights	18,010	—		18,010	—	—		18,010
						(17,954	)(6)
Depreciation, depletion,						11,707	(7)
amortization and accretion	52,484	32	(1)	52,516	18,313	417	(13)	64,999

	200,461	32		200,493	43,459	(13,314)		230,638

Income from Operations	103,629	(32)		103,597	(7,595)	51,045		147,047
Other Income (Expense)
						1,336	(8)
Interest expense	(23,778)	(2,408	)(2)	(26,186)	(1,336)	(889	)(9)	(27,075)
Gain (loss) on derivatives	847	—		847	—	(37,931	)(12)	(37,084)
Merger costs		—		—	(11,108)	11,108	(11)	—
						14	(10)
Interest and other income (expense)	(159)	—		(159)	(14)	59	(12)	(100)

Income From Continuing Operations Before Income Taxes	80,539	(2,440)		78,099	(20,053)	24,742		82,788
Income tax benefit (expense)	(33,452)	965	(3)	(32,487)	7,820	(9,675	)(14)	(34,342)

Income From Continuing Operations	$47,087	$(1,475)		$45,612	$(12,233)	$15,067		$48,446

Earnings per share
Basic	$1.41							$1.21

Diluted	$1.41							$1.20

Average Shares Outstanding
Basic	33,321					6,869	(15)	40,190
Diluted	33,469					6,787	(15)	40,256

Offering Adjustments

(1)	Reflects amortization of debt issue costs for the period, on a straight line basis that approximates the interest method, over the life of the 8.75% Notes.
(2)	Reflects interest expense at a rate of 7.71% (net of premium on issuance) for the period on the new notes, assuming that the new notes were issued on January 1, 2003. A 1/8 of 1% change in the interest rate would result in a $39,000 change in interest expense.
(3)	Reflects the income tax effect of the Offering Adjustments based on Plains’ historical effective income tax rate.

Merger Adjustments

(4)	3TEC’s historical results of operations for the five months ended May 31, 2003.
(5)	Reflects the $0.20 per barrel marketing fee Plains pays to Plains All American Pipeline, L.P.

(6)	Reflects the reversal of 3TEC’s historical DD&A expense related to oil and gas properties.
(7)	Reflects the effect of the merger on DD&A expense on oil and gas properties under the full cost method.
(8)	Reflects the reversal of 3TEC’s amortization of deferred debt issue costs and interest expense with respect to 3TEC’s debt that was retired in the merger.
(9)	Reflects interest expense for the period on $189.2 million of debt incurred in connection with the acquisition net of $1.6 million of capitalized interest. Interest expense is based on an estimated borrowing rate under Plains’ senior revolving credit facility (3.1%). Capitalized interest is based on the $61.1 million of purchase price allocated to oil and gas properties not subject to amortization and Plains’ effective average interest rate (6.0% based on pro forma debt). A 1/8% change in the interest rate would result in a $0.1 million change in interest expense.
(10)	Reflects the reversal of certain 3TEC’s income items that are charged or credited to income under the successful efforts method of accounting that are capitalized under the full cost method of accounting.
(11)	Reflects the reversal of 3TEC expenses related to the merger.
(12)	Reflects the reclassification of certain 3TEC revenue and expense items to conform to the Plains presentation.
(13)	Reflects amortization of estimated debt issue cost for the period, on a straight-line basis that approximates the interest method over the life of the agreement.
(14)	Reflects the adjustment of income tax expense based on a post-merger effective rate for current year earnings of approximately 41%.
(15)	Reflects common shares issued in the 3TEC merger.

NOTE 6—PLAINS RECAPITALIZATION

The unaudited pro forma combined statements of income include the following adjustments with respect to the repurchase of the 9 3/8% Notes, the redemption of the TECONs and the issuance of the 7.125% Notes, all of which occurred in June 2004:

•	Amortization of Plains debt issue costs of $0.4 million in the six months ended June 30, 2004 and $0.7 million in the year ended December 31, 2003.

•	Reversal of interest on the 9 3/8% Notes and TECONs of $10.0 million in the six months ended June 30, 2004 and $19.6 million in the year ended December 31, 2003.

•	Interest on the 7.125% Notes and amounts borrowed under Plains revolving credit facility (at Plains effective interest rate of 2.7%) of $11.0 million in the six months ended June 30, 2004 and $22.1 million in the year ended December 31, 2003. A 1/8% change in the interest rate would result in a $0.1 million change in interest expense in the six months ended June 30, 2004 and $0.2 million change in interest expense in the year ended December 31, 2003.

•	Income tax effect of the Recapitalization Adjustments based on Plains pro forma effective tax rate of 39% (42% for the year ended December 31, 2003 including return to provision adjustments included in Plains’ historical income tax expense for the period).

SUMMARY PRO FORMA OIL AND GAS RESERVE DATA OF THE COMBINED COMPANY

The following table sets forth summary pro forma information with respect to Plains’ and Nuevo’s combined estimated net proved oil and gas reserves as of December 31, 2003.

	Plains	Nuevo(1)	Pro forma
Estimated Quantities of Oil and Gas Reserves at December 31, 2003
Proved Reserves
Oil (MBbl)	227,728	165,973	393,701
Gas (MMcf)	319,177	167,171	486,348
MMBOE	280,924	193,835	474,759
Proved Developed Reserves
Oil (MBbl)	124,822	150,319	275,141
Gas (MMcf)	235,070	125,721	360,791
MMBOE	164,000	171,273	335,273

Standardized Measure of Discounted Future Net Cash Flows at December 31, 2003 (in thousands)
Future cash inflows	$8,190,872	$5,111,413	$13,302,285
Future development costs	(529,920)	(415,090)	(945,010)
Future production expense	(3,041,607)	(2,274,484)	(5,316,091)
Future income tax expense	(1,579,078)	(733,237)	(2,312,315)

Future net cash flows	3,040,267	1,688,602	4,728,869
Discounted at 10% per year	(1,783,464)	(634,307)	(2,417,771)

Standardized measure of discounted future net cash flows	$1,256,803	$1,054,295	$2,311,098

(1)	Adjusted to reflect the sale of Congo operations. See Note 2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS EXPLORATION & PRODUCTION COMPANY

Date: August 18, 2004	/S/ CYNTHIA A. FEEBACK
Cynthia A. Feeback Senior Vice President—Accounting and Controller